UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d)
OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported): July 15, 2010

Dynamic Materials Corporation

(Exact Name of Registrant as Specified in its Charter)

Delaware	0-8328	84-0608431
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

5405 Spine Road
Boulder, Colorado 80301
(Address of Principal Executive Offices, Including Zip Code)

(303) 665-5700
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02                     Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective July 15, 2010, the Board of Directors of Dynamic Materials Corporation (the “Company”) appointed James J. Ferris Ph.D. as a director of the Company.  There is no arrangement or understanding between Dr. Ferris and any other person pursuant to which he was selected as a director.  Dr. Ferris has not yet been appointed to serve on any committees of the Board of Directors at this time.  The Company will file an amendment to this Current Report on Form 8-K disclosing any future appointment.

Dr. Ferris, 67, served as President and Group Chief Executive Officer with worldwide responsibilities for all industrial and federal/national government client sectors for CH2M HILL Companies, Ltd.(“CH2M Hill”) from January 2004 until his official retirement in March 2007.  CH2M Hill is an employee-owned SEC reporting company with over 25,000 employees that delivers engineering, construction, operations and major project management services to private and public sector clients worldwide.  He also held the positions of Senior Vice President from 1995 to September 2006, President of the Energy, Environment and Systems business from 1995 to September 2006 and President of CH2M HILL Constructors, Inc. from 1994 to September 2006.  Dr. Ferris also served as a director of CH2M HILL from May 2002 to March 2007, and prior to then from May 1998 to May 2001. While a member of CH2M HILL’s Board of Directors, he served at various times as a member of the Audit & Finance, Compensation, Ownership, Nominating and Strategic Directives committees as well as on the Board’s Executive Committee. He also served as the Chair and/or member of Boards of Directors/Managers and select committees for six CH2M Hill special purpose companies dedicated to the delivery of multibillion dollar mega-projects.

Prior to his affiliation with CH2M Hill, Dr. Ferris held the position of President and Chief Executive Officer of Ebasco Environmental and was a director of the parent company, Ebasco Services Inc., a wholly owned subsidiary of the Enserch Corporation from February 1989 to November 1993.  He also held various other senior executive and management positions for the Company from 1975 through 1989 including President of Federal Government and Strategic Programs.  Dr. Ferris holds a Bachelor of Arts from Marquette University, a Ph.D. from Rensselaer Polytechnic Institute and he completed an Advanced Executive Management Program at the Wharton School of Business.  Since his retirement from CH2M Hill in 2007, Dr. Ferris has served as a management and strategy consultant as well as the catalyst for The Ferris Group, a “network-based organization” comprised of a diversified and geographically distributed group of successful, retired executives and professionals.

Dr. Ferris will be compensated for his service as a director in accordance with the Company’s standard director compensation program.

There are no family relationships or related party transactions involving Dr. Ferris and the Company.

In connection with Dr. Ferris’ election as a director, the Board of Directors of the Company was expanded to seven members, five of whom are independent.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

DYNAMIC MATERIALS CORPORATION

Dated: July 15, 2010	By:	/s/ Richard A. Santa
Richard A. Santa
Senior Vice President and Chief Financial Officer